Exhibit 99.1

NEWS RELEASE for April 26, 2005

Contact:	Allen & Caron Inc
	Michael Lucarelli (investors)	Len Hall (media)
	212-691-8087	949-474-4300
	m.lucarelli@allencaron.com	len@allencaron.com

DIGITAL ANGEL ANNOUNCES FIRST QUARTER 2005

RESULTS CONFERENCE CALL

SO. ST. PAUL, MN (April 26, 2005) … Digital Angel Corporation (Amex:DOC), an advanced technology company in the field of rapid and accurate identification, location tracking, and condition monitoring of high-value assets, announced plans to release its first quarter 2005 results after the closing of the US markets on Monday May 2, 2005 at 4:05 EDT. At 4:30 p.m. EDT, management will host a conference call that same day, which will be broadcast live over the Internet. Those interested in listening to the live webcast may do so by going to the Company’s website at www.DigitalAngelCorp.com or www.vcall.com.

Web participants are encouraged to go to the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. The online archive will be available immediately and continue for five days.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of pets, fish, livestock, and humans through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital, Inc. (Nasdaq:ADSX).  For more information about Digital Angel, please visit www.DigitalAngelCorp.com.

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